UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2010, TRX, Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market advising the Company that it no longer complies with Listing Rule 5550(b), which requires the Company to have a minimum of $2.5 million in stockholders’ equity. In addition, the Company continues to not be in compliance with Listing Rule 5550(a)(2) regarding the $1.00 minimum bid price requirement, which cure period expires on March 29, 2010.

After considering a number of factors, including the expenditure of resources necessary to seek to regain compliance with Nasdaq’s Listing Rules within Nasdaq’s timeframe and then attempting to maintain its Nasdaq listing, the Company has decided not to undertake potentially expensive and dilutive efforts to regain compliance with Nasdaq’s minimum equity rule or minimum bid price rule, which may or may not be successful. Rather, the Company has decided to voluntarily delist from the Nasdaq Capital Market.

Accordingly, a Form 25 will be filed with the Securities and Exchange Commission on March 22, 2010, trading of the Company’s common stock will be suspended on the Nasdaq Capital Market at the opening of business on March 30, 2010 for failure to meet the $1.00 minimum bid price requirement, and the Company’s common stock will be removed from listing and quotation on the Nasdaq Capital Market effective April 1, 2010. The Company anticipates its Common Stock will be quoted on the OTC Bulletin Board and/or the Pink OTC Markets Inc., but cannot give assurance that its common stock will be available to be quoted on one or both markets before or after trading in the Company’s common stock on the Nasdaq Capital Market has ended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: March 12, 2010	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 12, 2010.